SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
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CYTO WAVE TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

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CYTO WAVE TECHNOLOGIES INC.

201 Spear Street, Suite 1100

San Francisco, CA 94105

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about August 4, 2014 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of Cyto Wave Technologies Inc., a Delaware corporation (the “Company”), as of the close of business on August 1, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a consent in lieu of a meeting, dated August 1, 2014, (the “Consent”) of  stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Cyto Wave Technologies Inc.

The Consent authorized and approved the amendment of our Certificate of Incorporation (the “Certificate of Amendment”) to effect a Name Change of the Company (the "Name Change"). A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the Company’s Name Change and the Certificate of Amendment. Accordingly, the Company’s Name Change and the Certificate of Amendment are not presently being submitted to our other stockholders for a vote. The action by the Consent will become effective when the Company files the Certificate of Amendment with the Delaware Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ George Yu

George Yu

President and Chief Executive Officer

(Principal Executive Officer)

GENERAL INFORMATION

This Information Statement is being first mailed on or about August 4, 2014, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Company’s Name Change and the Certificate of Amendment require the affirmative vote or consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 3,186,816 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On August 1, 2014, the Majority Shareholders unanimously adopted resolutions approving the Company’s Name Change and the Certificate of Amendment as set forth in Appendix A.

CONSENTING STOCKHOLDERS

On August 1, 2014, the Majority Stockholders being the record holders of 2,600,500 shares of our Common Stock, constituting approximately 81.6% of the issued and outstanding shares of our Common Stock, consented to the Company’s Name Change and the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Name Change and the Certificate of Amendment. We are not seeking consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the DGCL, file the Certificate of Amendment with the Delaware Secretary of State’s Office. The Name Change and Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. At the close of business on the Record Date, we had 3,186,816 shares of Common Stock issued and outstanding.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

On August 1, 2014, our Majority Shareholders unanimously adopted resolutions approving a Name Change of the company, which will be effectuated in conjunction with the adoption of the Certificate of Amendment.

Our Name Change will reflect our effort to broaden our portfolio of innovative medical device technologies after we entered into an exclusive letter of intent (“LOI”) with the University of California, San Francisco (“UCSF”) in regards to the exclusive global licensing of a medical stereotactic device (the “UCSF Device”) intended for the delivery of stem cells into the human brain.  Beyond the delivery of stem cells, the platform technology of the UCSF Device can also enable the delivery of cellular therapeutics, gene therapies, and traditional drug infusions into the human brain.  The Name Change will become effective on the Effective Date which occurs when the Certificate of Amendment is filed with the Secretary of State of the State of Delaware following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act.

We will obtain a new CUSIP number for our Common Stock at the time of the Name Change.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of August 1, 2014 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our Common Stock; (ii) by each of our current directors and executive officers; and (iii) by all of our current directors and executive officers as a group. As of August 1, 2014, there are 3,186,816 shares of Common Stock issued and outstanding.

Name and address	Number of shares owned	Per cent of Class (2)
George Yu (1)	200,000	6.3%
Anchie Kuo (1)	60,000	1.9%
Elizabeth A. & Luc H. Meyer (1)	350,000	11.0%
University of Arkansas 4301 West Markham Little Rock, AR 72205	161,316	5.1%
All officers and directors as a group (3 persons)	610,000	19.2%

(1)   Each person named is an executive officer or a director. The address of each such beneficial owner is c/o Cyto Wave Technologies, Inc., 201 Spear Street, Suite 1100, San Francisco, CA 94105.

(2)  Applicable percentage ownership is based on 3,186,816 shares of our common stock outstanding as of August 1, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDIX A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CYTO WAVE TECHNOLOGIES INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

CYTO WAVE TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  The Certificate of Incorporation of the Corporation is amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation shall be “Accurexa Inc.””

SECOND: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent of the majority members of the Board of Directors of the Corporation and the holder of a majority of the Corporation’s issued and outstanding common stock pursuant to Sections 141(f) and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 4th day of August, 2014.

/s/ George Yu

     George Yu

     President and Chief Executive Officer

     (Principal Executive Officer)